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    American Institute of                            [Letterhead]
Certified Public Accountants                ROSS BUEHLER FALK& COMPANY, LLP
 Pennsylvania Institute of                   certified public accountants
Certified Public Accountants
    Private Companies
Practice Section, AICPA



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this 8-K filing.


 /s/ Ross Buehler Falk and Company, LLP
ROSS BUEHLER FALK AND COMPANY, LLP

Lancaster, PA
March 26, 1998






1500 Lititz Pike - Lancaster, PA 17601-6531 - (717)393-2700 - FAX (717)393-1743